EXHIBIT 99.1

First Cash Completes Acquisitions of Dallas-Area Pawn Stores; Announces Expanded Credit Facility and Reports Stock Repurchase Activity

ARLINGTON, Texas, March 12, 2012 (GLOBE NEWSWIRE) -- First Cash Financial Services, Inc. (Nasdaq:FCFS) today announced that it recently completed acquisitions of three Dallas-area pawn stores. Additionally, the Company reported that it completed over 60% of its 1.5 million share repurchase program during the first quarter of 2012. The Company also announced that its existing unsecured bank credit facility has been expanded from $25 million to $50 million and extended for three additional years.

Acquisitions and Store Openings

In two separate transactions that closed in February and March of 2012, the Company acquired the assets and operations of three pawn stores located in Dallas, Texas. Including the acquired stores, First Cash now operates 33 pawn locations in the Dallas/Fort Worth Metroplex.

"The acquired stores in Dallas will allow us to further build upon our significant customer base in a key U.S. market that we believe has additional growth potential. We continue to find attractive opportunities for both acquiring and building new pawn locations in both the U.S. and Mexico. Year to date we have acquired or opened 51 new locations and intend to add a total of 110 to 120 locations this year. These 2012 additions are expected to drive significant revenue and earnings growth this year and beyond as the new locations mature and become further integrated," commented Rick Wessel, chief executive officer.

Stock Repurchases

The Company has repurchased over 900,000 shares of its common stock during fiscal 2012 under its current 1.5 million share repurchase authorization. These purchases, combined with the 1.4 million shares repurchased in fiscal 2011 under a previous plan, represent approximately 7% of the outstanding share count at the beginning of last year.

Expanded Credit Facility

In February, the Company reached an agreement with its two primary commercial lenders to expand and extend its revolving unsecured credit facility though February 2015. The facility was expanded from $25 million to $50 million, and can be further increased to a $100 million facility with lender approval. The facility bears interest at the prevailing LIBOR rate plus a margin which varies from 1.5% to 2.0%, depending on the Company's cash flow leverage ratio. The total interest rate on the facility is currently 1.75% annually.

"The increased and extended credit facility, combined with the Company's strong operating cash flows, provides the resources needed to support continued asset growth, store expansion and stock repurchases. The overall strength of the Company's balance sheet and cash flows continue to provide First Cash with significant strategic flexibility," commented Mr. Wessel. During 2012, the Company has funded cash payments for acquisitions of 32 stores totaling $46 million and repurchased $37 million of stock. These outlays were funded from existing cash on hand, current cash flows from operations and by drawing on the unsecured credit facility. The Company currently has a total of $18 million outstanding on the credit facility.

Forward-Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of the Company. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company's expectations of earnings per share, earnings growth, expansion strategies, regulatory exposures, store openings, liquidity, cash flow, consumer demand for the Company's products and services, currency exchange rates, future share repurchases and the impact thereof, completion of disposition transactions and expected gains from the sale of such operations, earnings from acquisitions, the ability to successfully integrate acquisitions and other performance results. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in the inflation rate, changes in the unemployment rate, changes in consumer purchasing, borrowing and repayment behaviors, changes in credit markets, the ability to renew and/or extend the Company's existing bank line of credit, credit losses, changes or increases in competition, the ability to locate, open and staff new stores, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to hire and retain key management personnel, the ability to operate with limited regulation as a credit services organization, new federal, state or local legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting consumer loan businesses, credit services organizations and pawn businesses (in both the United States and Mexico), changes in import/export regulations and tariffs or duties, changes in anti-money laundering regulations, unforeseen litigation, changes in interest rates, monetary inflation, changes in tax rates or policies, changes in gold prices, changes in energy prices, cost of funds, changes in foreign currency exchange rates, future business decisions, public health issues and other uncertainties. These and other risks, uncertainties and regulatory developments are further and more completely described in the Company's Annual Report on Form 10-K and updated in subsequent releases on Form 10-Q.

About First Cash

First Cash Financial Services, Inc. is a leading international specialty retailer and provider of consumer financial services. Its 621 retail pawn locations buy and sell a wide variety of jewelry, electronics, tools and other merchandise, and make small customer loans secured by pledged personal property. The Company's 108 consumer loan locations provide various combinations of financial services products, including consumer loans, check cashing and credit services. In total the Company owns and operates 729 stores in eight U.S. states and 23 states in Mexico.

First Cash was named by Fortune Magazine as one of America's 100 fastest growing companies for 2011. First Cash is also a component company in both the Standard & Poor's SmallCap 600 Index® and the Russell 2000 Index®. First Cash's common stock (ticker symbol "FCFS") is traded on the Nasdaq Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

The First Cash Financial Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3365

*Store counts as of March 9, 2012.

CONTACT:  First Cash Investor Relations
          (817) 505-3199
          investorrelations@firstcash.com
          www.firstcash.com

          Gar Jackson
          IR Sense
          (949) 873-2789